Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports First Quarter Financial Results

ORLANDO, Fla. – May 4, 2017 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter financial results and reaffirmed its guidance for the full year 2017. Due to the change in the company’s financial reporting calendar beginning in 2017, the first quarter of 2017 included the period from December 31, 2016 through March 31, 2017 (91 days) compared to the 2016 first quarter, which included the period from January 2, 2016 to March 25, 2016 (84 days). Prior year results have not been restated for the change in the company’s reporting calendar.

First quarter 2017 highlights:

•	Net income was $33.7 million, or $1.21 fully diluted earnings per share (EPS), compared to net income of $24.4 million, or $0.82 fully diluted EPS, in the first quarter of 2016, an increase of 38.1 percent and 47.6 percent, respectively.

•	Adjusted net income was $34.0 million, compared to adjusted net income of $25.7 million in the first quarter of 2016, an increase of 32.3 percent. Adjusted fully diluted EPS was $1.22, compared to adjusted fully diluted EPS of $0.87 in the first quarter of 2016, an increase of 40.2 percent.

•	Adjusted EBITDA totaled $62.1 million, an increase of $10.5 million, or 20.3 percent, year-over-year.

•	Revenue reportability negatively impacted results for the first quarter of 2017 by $2.7 million.

•	Total company vacation ownership contract sales were $193.8 million, an increase of $40.3 million, or 26.3 percent, compared to the prior year period. North America vacation ownership contract sales were $177.4 million, an increase of $37.8 million, or 27.1 percent, compared to the prior year period.

•	Excluding the estimated impact of the change in the company’s financial reporting calendar, total company and North America vacation ownership contract sales would have increased 15.7 percent and 16.9 percent, respectively.

•	North America VPG totaled $3,691, a 5.6 percent increase from the first quarter of 2016.

•	North America tours increased 23.6 percent year-over-year.

•	Excluding the estimated impact of the change in the company’s financial reporting calendar, tours would have increased 13.5 percent.

“I couldn’t be more pleased with our start to 2017. In the first quarter, adjusted EBITDA grew over 20 percent to over $62 million, and contract sales, on a year-over-year comparable basis, grew nearly 16 percent,” said Stephen P. Weisz, president and chief executive officer. “Our first quarter was a continuation of the strong performance we delivered in the fourth quarter of 2016 and gives us confidence that we will achieve 2017 full year contract sales growth of 9 to 15 percent, net income of $139 million to $148 million, and adjusted EBITDA of $276 million to $291 million.”

Marriott Vacations Worldwide Reports First Quarter 2017 Financial Results / 2

Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-11 of the Financial Schedules that follow.

First Quarter 2017 Results

As a result of a change in the company’s financial reporting calendar, financial results for the first quarter 2017 include the impact of seven additional days of operations.

Company Results

First quarter 2017 company net income was $33.7 million, a $9.3 million increase from the first quarter of 2016. These results were driven by $8.6 million of higher resort management and other services revenues net of expenses, $4.5 million of higher development margin, $2.2 million of lower acquisition related transaction costs, $1.7 million of higher financing revenues net of expenses and consumer financing interest expense, and $1.2 million of lower interest expense, partially offset by $2.7 million of higher royalty fees, $2.2 million of higher general and administrative costs, and $0.8 million of lower rental revenues net of expenses.

Total company vacation ownership contract sales were $193.8 million, $40.3 million, or 26.3 percent, higher than the first quarter of 2016. These results were driven by $37.8 million of higher contract sales in the company’s North America segment and $2.5 million of higher contract sales in the company’s Asia Pacific segment. Excluding the estimated impact of the change in the company’s financial reporting calendar, total company vacation ownership contract sales would have increased 15.7 percent.

Development margin was $28.9 million, a $4.5 million increase from the first quarter of 2016. Development margin percentage was 16.8 percent compared to 17.6 percent in the prior year quarter. The increase in development margin reflects $8.3 million from higher contract sales volumes net of expenses, $3.1 million from lower product costs and $1.6 million related mainly to lower usage of plus points for sales incentives, partially offset by $3.3 million related to unfavorable revenue reportability year-over-year, $3.0 million of higher marketing and sales costs primarily from ramping up the company’s new sales distributions, $1.4 million from higher sales reserve activity mainly associated with a 7.6 percentage point increase in financing propensity, and $0.8 million of higher other development and inventory costs. Adjusted development margin percentage, which excludes the impact of revenue reportability year-over-year, was 17.9 percent in the first quarter of 2017 compared to 17.3 percent in the first quarter of 2016.

Rental revenues totaled $85.3 million, a $5.0 million increase from the first quarter of 2016. Rental revenues net of expenses were $14.8 million, a $0.8 million decrease from the first quarter of 2016.

Resort management and other services revenues totaled $74.3 million, a $10.6 million increase from the first quarter of 2016. Resort management and other services revenues, net of expenses, totaled $32.5 million, an $8.6 million, or 36.1 percent, increase from the first quarter of 2016.

Financing revenues totaled $32.1 million, a $2.9 million increase from the first quarter of 2016. Financing revenues, net of expenses and consumer financing interest expense, were $21.0 million, a $1.7 million, or 9.0 percent, increase from the first quarter of 2016.

Marriott Vacations Worldwide Reports First Quarter 2017 Financial Results / 3

Net income was $33.7 million, compared to net income of $24.4 million in the first quarter of 2016, an increase of $9.3 million, or 38.1 percent. Adjusted EBITDA was $62.1 million in the first quarter of 2017, a $10.5 million, or 20.3 percent, increase from $51.6 million in the first quarter of 2016.

Segment Results

North America

North America vacation ownership contract sales were $177.4 million in the first quarter of 2017, an increase of $37.8 million, or 27.1 percent, from the prior year period, reflecting higher sales from existing sales centers driven by the success of our new marketing programs, as well as the continued ramp-up of new sales centers. VPG increased $195, or 5.6 percent, to $3,691 in the first quarter of 2017 from the first quarter of 2016. Total tours in the first quarter of 2017 increased 23.6 percent, reflecting a 23.9 percent increase in first time buyer tours and a 23.5 percent increase in owner tours. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales and tours would have increased 16.9 percent and 13.5 percent, respectively.

First quarter 2017 North America segment financial results were $105.7 million, an increase of $16.1 million from the first quarter of 2016. The increase was driven primarily by $8.3 million of higher resort management and other services revenues net of expenses, $4.4 million of higher development margin, $2.8 million of higher financing revenues, and $2.3 million of lower acquisition related transaction costs, partially offset by $1.0 million of higher royalty fees and $0.4 million of lower rental revenues net of expenses.

Development margin was $30.2 million, a $4.4 million increase from the first quarter of 2016. Development margin percentage was 19.2 compared to 20.6 percent in the prior year quarter. The increase in development margin reflects $8.2 million from higher contract sales volumes net of expenses, $2.3 million from lower product costs and $1.6 million related mainly to lower usage of plus points for sales incentives, partially offset by $3.2 million related to unfavorable revenue reportability year-over-year, $3.1 million of higher marketing and sales costs primarily from ramping up the company’s new sales distributions, $0.9 million from higher sales reserve activity mainly associated with a 9.2 percentage point increase in financing propensity, and $0.5 million of higher other development and inventory costs. Adjusted development margin percentage, which excludes the impact of revenue reportability, was 20.7 percent in the first quarter of 2017, slightly above the first quarter of 2016.

Asia Pacific

Total vacation ownership contract sales in the segment were $11.9 million, an increase of $2.5 million, or 26.7 percent, from the first quarter of 2016, due primarily to the opening of the new sales location in Surfers Paradise, Australia in the second quarter of 2016. Segment financial results were $1.1 million, relatively flat to the first quarter of 2016. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales would have increased 16.0 percent.

Europe

First quarter 2017 contract sales were $4.4 million and segment financial results were $0.7 million, both relatively flat to the first quarter of 2016.

Marriott Vacations Worldwide Reports First Quarter 2017 Financial Results / 4

Balance Sheet and Liquidity

On March 31, 2017, cash and cash equivalents totaled $101.8 million. Since the beginning of the year, real estate inventory balances decreased $19.9 million to $688.3 million, including $324.4 million of finished goods, $28.7 million of work-in-progress and $335.2 million of land and infrastructure. The company had $692.1 million in gross debt outstanding at the end of the first quarter, a decrease of $54.4 million from year-end 2016, consisting primarily of $684.0 million in gross non-recourse securitized notes.

As of March 31, 2017, the company had approximately $199 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $201.5 million of gross vacation ownership notes receivable eligible for securitization in its warehouse credit facility.

Fiscal Year Change

The table below shows the number of days for each reporting period in 2017 and 2016:

	2017	2016
First Quarter	91 days	84 days
Second Quarter	91 days	84 days
Third Quarter	92 days	84 days
Fourth Quarter	92 days	112 days
Full Year	366 days	364 days

Outlook

The company is reaffirming guidance for the full year 2017 on the non-GAAP financial measures provided below. Pages A-1 through A-11 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2017 expected GAAP results:

Net income	$139 million to $148 million
Fully diluted EPS	$4.97 to $5.29
Net cash provided by operating activities	$110 million to $125 million

Adjusted net income	$139 million to $148 million
Adjusted fully diluted EPS	$4.97 to $5.29
Adjusted EBITDA	$276 million to $291 million
Adjusted free cash flow	$160 million to $180 million
Contract sales growth	9 percent to 15 percent

First Quarter 2017 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results and the guidance for full year 2017. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports First Quarter 2017 Financial Results / 5

An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13659218. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of May 4, 2017 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 1, 20171

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Adjusted Net Income, Adjusted Earnings Per Share—Diluted, EBITDA and Adjusted EBITDA	A-2

North America Segment Financial Results	A-3

Asia Pacific Segment Financial Results	A-4

Europe Segment Financial Results	A-5

Corporate and Other Financial Results	A-6

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-7

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-8

2017 Outlook—Adjusted Net Income, Adjusted Earnings Per Share—Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-9

Non-GAAP Financial Measures	A-10

Consolidated Balance Sheets	A-12

Consolidated Statements of Cash Flows	A-13

[1]	Due to the change in the company’s financial reporting calendar beginning in 2017, the 2017 first quarter included the period from December 31, 2016 through March 31, 2017 (91 days) compared to the 2016 first quarter, which included the period from January 2, 2016 to March 25, 2016 (84 days). Prior year results have not been restated for the change in fiscal calendar.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Revenues
Sale of vacation ownership products	$172,155	$138,369
Resort management and other services	74,339	63,757
Financing	32,111	29,224
Rental	85,256	80,288
Cost reimbursements	123,633	107,533

Total revenues	487,494	419,171

Expenses
Cost of vacation ownership products	42,620	35,617
Marketing and sales	100,661	78,412
Resort management and other services	41,831	39,863
Financing	5,206	4,629
Rental	70,432	64,660
General and administrative	27,539	25,359
Litigation settlement	—	(303)
Consumer financing interest	5,938	5,362
Royalty fee	16,070	13,357
Cost reimbursements	123,633	107,533

Total expenses	433,930	374,489

(Losses) gains and other (expense) income	(59)	7
Interest expense	(781)	(1,982)
Other	(369)	(2,542)

Income before income taxes	52,355	40,165
Provision for income taxes	(18,655)	(15,757)

Net income	$33,700	$24,408

Earnings per share—Basic	$1.24	$0.84

Earnings per share—Diluted	$1.21	$0.82

Basic Shares	27,251	29,123
Diluted Shares	27,900	29,640

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Vacation ownership contract sales	$193,834	$153,494

NOTE: Earnings per share—Basic and Earnings per share—Diluted are calculated using whole dollars. In the 2016 fourth quarter, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(In thousands, except per share amounts)

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Net income	$33,700	$24,408
Less certain items:
Transaction costs	412	2,570
Operating results from the sold portion of the Surfers Paradise, Australia property	—	(465)
Litigation settlement	—	(303)
Losses (gains) and other expense (income)	59	(7)

Certain items before depreciation and provision for income taxes [1]	471	1,795
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	281
Provision for income taxes on certain items	(173)	(779)

Adjusted net income **	$33,998	$25,705

Earnings per share—Diluted	$1.21	$0.82

Adjusted earnings per share—Diluted **	$1.22	$0.87

Diluted Shares	27,900	29,640

EBITDA AND ADJUSTED EBITDA

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Net income	$33,700	$24,408
Interest expense [2]	781	1,982
Tax provision	18,655	15,757
Depreciation and amortization	5,191	5,125

EBITDA **	58,327	47,272

Non-cash share-based compensation	3,276	2,524
Certain items before depreciation and provision for income taxes [1]	471	1,795

Adjusted EBITDA **	$62,074	$51,591

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Please see pages A-10 and A-11 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliations.
[2]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Revenues
Sale of vacation ownership products	$156,657	$124,684
Resort management and other services	68,818	56,382
Financing	30,239	27,408
Rental	79,140	72,508
Cost reimbursements	114,955	99,182

Total revenues	449,809	380,164

Expenses
Cost of vacation ownership products	37,635	30,662
Marketing and sales	88,870	68,315
Resort management and other services	36,945	32,807
Rental	63,005	55,956
Litigation settlement	—	(303)
Royalty fee	2,690	1,686
Cost reimbursements	114,955	99,182

Total expenses	344,100	288,305

(Losses) gains and other (expense) income	(34)	7
Other	51	(2,280)

Segment financial results	$105,726	$89,586

Segment financial results	$105,726	$89,586
Less certain items:
Transaction costs	—	2,308
Litigation settlement	—	(303)
Losses (gains) and other expense (income)	34	(7)

Certain items	34	1,998

Adjusted segment financial results **	$105,760	$91,584

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Vacation ownership contract sales	$177,436	$139,650

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the 2016 fourth quarter, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues, Segment Resort management and other services expenses and Corporate General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Revenues
Sale of vacation ownership products	$10,922	$8,525
Resort management and other services	1,097	3,446
Financing	1,123	981
Rental	3,738	5,621
Cost reimbursements	1,147	873

Total revenues	18,027	19,446

Expenses
Cost of vacation ownership products	2,089	1,709
Marketing and sales	8,201	6,211
Resort management and other services	1,093	3,501
Rental	4,137	5,788
Royalty fee	228	146
Cost reimbursements	1,147	873

Total expenses	16,895	18,228

Losses and other expense	(20)	—
Other	(8)	(208)

Segment financial results	$1,104	$1,010

Segment financial results	$1,104	$1,010
Less certain items:
Transaction costs	—	208
Operating results from the sold portion of the Surfers Paradise, Australia property	—	(184)
Losses and other expense	20	—

Certain items	20	24

Adjusted segment financial results **	$1,124	$1,034

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Vacation ownership contract sales	$11,948	$9,426

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the 2016 fourth quarter, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues and Segment Resort management and other services expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Revenues
Sale of vacation ownership products	$4,576	$5,160
Resort management and other services	4,424	3,929
Financing	749	835
Rental	2,378	2,159
Cost reimbursements	7,531	7,478

Total revenues	19,658	19,561

Expenses
Cost of vacation ownership products	661	1,291
Marketing and sales	3,590	3,886
Resort management and other services	3,793	3,555
Rental	3,290	2,916
Royalty fee	46	49
Cost reimbursements	7,531	7,478

Total expenses	18,911	19,175

Segment financial results	$747	$386

Adjusted segment financial results **	$747	$386

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Vacation ownership contract sales	$4,450	$4,418

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the 2016 fourth quarter, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues and Segment Resort management and other services expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Expenses
Cost of vacation ownership products	$2,235	$1,955
Financing	5,206	4,629
General and administrative	27,539	25,359
Consumer financing interest	5,938	5,362
Royalty fee	13,106	11,476

Total expenses	54,024	48,781

Losses and other expense	(5)	—
Interest expense	(781)	(1,982)
Other	(412)	(54)

Financial results	$(55,222)	$(50,817)

Financial results	$(55,222)	$(50,817)
Less certain items:
Transaction costs	412	54
Losses and other expense	5	—

Certain items	417	54

Adjusted financial results **	$(54,805)	$(50,763)

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the 2016 fourth quarter, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues, Segment Resort management and other services expenses and Corporate General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Contract sales
Vacation ownership	$193,834	$153,494

Total contract sales	193,834	153,494

Revenue recognition adjustments:
Reportability [1]	(4,030)	786
Sales reserve [2]	(12,221)	(8,223)
Other [3]	(5,428)	(7,688)

Sale of vacation ownership products	$172,155	$138,369

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION

OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Sale of vacation ownership products	$172,155	$138,369
Less:
Cost of vacation ownership products	42,620	35,617
Marketing and sales	100,661	78,412

Development margin	28,874	24,340
Revenue recognition reportability adjustment	2,689	(600)

Adjusted development margin**	$31,563	$23,740

Development margin percentage[1]	16.8%	17.6%
Adjusted development margin percentage	17.9%	17.3%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Contract sales
Vacation ownership	$177,436	$139,650

Total contract sales	177,436	139,650

Revenue recognition adjustments:
Reportability [1]	(4,694)	88
Sales reserve [2]	(10,682)	(7,406)
Other [3]	(5,403)	(7,648)

Sale of vacation ownership products	$156,657	$124,684

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
Sale of vacation ownership products	$156,657	$124,684
Less:
Cost of vacation ownership products	37,635	30,662
Marketing and sales	88,870	68,315

Development margin	30,152	25,707
Revenue recognition reportability adjustment	3,186	(56)

Adjusted development margin**	$33,338	$25,651

Development margin percentage [1]	19.2%	20.6%
Adjusted development margin percentage	20.7%	20.6%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(In millions, except per share amounts)

2017 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$139	$148
Adjustments to reconcile Net income to Adjusted net income [1]	—	—

Adjusted net income**	$139	$148

Earnings per share—Diluted [2]	$4.97	$5.29
Adjusted earnings per share—Diluted**, [2]	$4.97	$5.29
Diluted shares [2]	28.0	28.0

[1]	While we expect adjustments to net income for 2017 consistent with the adjustments to net income for the 2017 first quarter described on page A-10, the amount is shown as $0 as it is currently expected to round to less than $1 million.
[2]	Earnings per share—Diluted, Adjusted earnings per share—Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through May 3, 2017.

2017 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Adjusted net income**	$139	$148
Interest expense[1]	6	6
Tax provision	92	98
Depreciation and amortization	22	22

EBITDA **	259	274
Non-cash share-based compensation	17	17

Adjusted EBITDA**	$276	$291

[1]	Interest expense excludes consumer financing interest expense.

2017 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net cash provided by operating activities	$110	$125
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(11)	(9)
Other	(29)	(26)
Borrowings from securitization transactions	335	345
Repayment of debt related to securitizations	(255)	(265)

Free cash flow**	150	170
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	20	20
Increase in restricted cash	(10)	(10)

Adjusted free cash flow**	$160	$180

[1]	Represents the incremental investment in new sales centers.
[2]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2016 and 2017 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters ended March 31, 2017 and March 25, 2016 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.

Certain items—Quarter Ended March 31, 2017. In our Statement of Income for the quarter ended March 31, 2017, we recorded $0.5 million of net pre-tax items, which included $0.4 million of acquisition costs and $0.1 million of losses and other expense not associated with our on-going core operations.

Certain items—Quarter Ended March 25, 2016. In our Statement of Income for the quarter ended March 25, 2016, we recorded $2.1 million of net pre-tax items, which included $2.6 million of acquisition costs, $0.2 million of income (or $0.5 million of EBITDA) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, and a $0.3 million reversal of litigation settlement expense.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, including, beginning with the first quarter of 2016, the exclusion of non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

Free Cash Flow and Adjusted Free Cash Flow. We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited) March 31, 2017	December 30, 2016
ASSETS
Cash and cash equivalents	$101,841	$147,102
Restricted cash (including $32,762 and $27,525 from VIEs, respectively)	64,033	66,000
Accounts and contracts receivable, net (including $4,522 and $4,865 from VIEs, respectively)	127,347	161,733
Vacation ownership notes receivable, net (including $659,191 and $717,543 from VIEs, respectively)	997,419	972,311
Inventory	692,757	712,536
Property and equipment	202,380	202,802
Other (including $8,427 and $0 from VIEs, respectively)	160,397	128,935

Total Assets	$2,346,174	$2,391,419

LIABILITIES AND EQUITY
Accounts payable	$72,277	$124,439
Advance deposits	61,685	55,542
Accrued liabilities (including $564 and $584 from VIEs, respectively)	154,056	147,469
Deferred revenue	127,607	95,495
Payroll and benefits liability	81,175	95,516
Deferred compensation liability	67,022	62,874
Debt, net (including $684,023 and $738,362 from VIEs, respectively)	683,767	737,224
Other	15,762	15,873
Deferred taxes	149,574	149,168

Total Liabilities	1,412,925	1,483,600

Preferred stock—$.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock—$.01 par value; 100,000,000 shares authorized; 36,787,613 and 36,633,868 shares issued, respectively	368	366
Treasury stock—at cost; 9,640,067 and 9,643,562 shares, respectively	(606,411)	(606,631)
Additional paid-in capital	1,159,454	1,162,283
Accumulated other comprehensive income	9,701	5,460
Retained earnings	370,137	346,341

Total Equity	933,249	907,819

Total Liabilities and Equity	$2,346,174	$2,391,419

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarters Ended
	March 31, 2017 (91 days)	March 25, 2016 (84 days)
OPERATING ACTIVITIES
Net income	$33,700	$24,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,191	5,125
Amortization of debt issuance costs	1,386	1,300
Provision for loan losses	12,042	8,287
Share-based compensation	3,276	2,524
Deferred income taxes	5,472	5,549
Net change in assets and liabilities:
Accounts and contracts receivable	34,586	21
Notes receivable originations	(112,832)	(57,524)
Notes receivable collections	76,068	60,532
Inventory	21,944	(14,970)
Other assets	(27,119)	(5,285)
Accounts payable, advance deposits and accrued liabilities	(30,179)	(32,204)
Deferred revenue	31,861	30,317
Payroll and benefit liabilities	(14,500)	(28,586)
Deferred compensation liability	4,147	4,406
Other liabilities	(242)	6,665
Other, net	903	(687)

Net cash provided by operating activities	45,704	9,878

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(5,055)	(6,331)
Purchase of company owned life insurance	(8,200)	—
Dispositions, net	1	9

Net cash used in investing activities	(13,254)	(6,322)

FINANCING ACTIVITIES
Borrowings from securitization transactions	—	51,130
Repayment of debt related to securitization transactions	(54,340)	(47,711)
Debt issuance costs	(1,219)	—
Repurchase of common stock	—	(73,228)
Payment of dividends	(19,010)	(17,585)
Payment of withholding taxes on vesting of restricted stock units	(6,644)	(3,864)
Other, net	(16)	591

Net cash used in financing activities	(81,229)	(90,667)

Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1,551	464
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(47,228)	(86,647)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	213,102	248,512

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$165,874	$161,865